UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2015

REVANCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) Compensatory Arrangements of Named Executive Officers

2014 Bonus Payments and 2015 Salary and Target Bonus Information for Named Executive Officers

On January 28, 2015, the Compensation Committee of the Board of Directors (the “Board”) of Revance Therapeutics, Inc. (the “Company”) approved (i) cash bonuses with respect to performance for fiscal year 2014, (ii) annual base salaries for fiscal year 2015, and (iii) target performance bonuses for fiscal year 2015, for the Company’s named executive officers as set forth below. The base salaries for fiscal year 2015 are effective as of January 1, 2015 and the target performance bonus amounts for fiscal year 2015 are expressed as a percentage of the corresponding 2015 base salary.

The following table sets forth the amounts approved by the Compensation Committee of the Board for each of the Company’s named executive officers:

Executive Officer	2014 Bonus	2015 Base Salary	2015 Target Bonus Percentage
L. Daniel Browne	$158,323	$482,000	55%
President and Chief Executive Officer
Jacob Waugh, M.D.	$111,115	$386,000	45%
Chief Scientific Officer
Lauren P. Silvernail	$124,524	$359,000	40%
Chief Financial Officer and Executive Vice President, Corporate Development

2015 Corporate Objectives and 2015 Bonus Program Information

On January 28, 2015, the Compensation Committee of the Board approved the Company’s 2015 corporate objectives, weighted for purposes of determining bonuses, if any, for the Company’s named executive officers with respect to performance for fiscal year 2015 (the “2015 Bonus Program”). The Company’s 2015 corporate goals include the achievement of clinical development milestones for topical RT001 for the treatment of lateral canthal (crow’s feet) lines and other indications (40% weighting), clinical development milestones for injectable RT002 for the treatment of glabellar (frown) lines and other indications (50% weighting), and specified financial (5% weighting) and compliance (5% weighting) objectives.

The Company’s chief executive officer’s cash bonus for fiscal year 2015 will be based entirely on the achievement of these corporate objectives. The cash bonus for all other named executive officers will be based on the achievement of his or her individual performance goals (25% weighting) and on the achievement of the Company’s 2015 corporate objectives (75% weighting). The named executive officers’ actual bonuses for fiscal year 2015 may exceed 100% of his or her target, as disclosed above under “2014 Bonus Payments and 2015 Salary and Target Bonus Information for Named Executive Officers,” in the event performance exceeds the predetermined goals.

Payment of bonuses to the Company’s named executive officers under the 2015 Bonus Program and the actual amount of such bonus, if any, are within the discretion of the Compensation Committee of the Board.

Equity Award Information for Named Executive Officers

On January 28, 2015, the Compensation Committee of the Board approved equity awards under the Company’s 2014 Equity Incentive Plan to the Company’s named executive officers, as follows:

Name	Stock Option	Restricted Stock
L. Daniel Browne	246,500	43,500
President and Chief Executive Officer
Jacob Waugh, M.D.	37,081	6,544
Chief Scientific Officer
Lauren P. Silvernail	41,310	7,290
Chief Financial Officer and Executive Vice President, Corporate Development

The above restricted stock awards are effective January 28, 2015 and are subject to three-year annual vesting. The above stock options were granted on January 28, 2015, with an exercise price equal to $16.23, the closing price of the Company’s common stock on that date and are subject to four-year monthly vesting. The stock options entitle the holder of the stock options, following vesting of the stock option, to acquire the underlying number of shares by paying the exercise price for such shares. The stock options will terminate after 10 years, or earlier if the executive officer ceases to provide services to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2015	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Executive Vice President, Corporate Development and Chief Financial Officer